Exhibit 10.1

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS (1976), AS AMENDED.

FIRST AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS (the “Amendment”) effective as of March 4, 2020, by and among Vicon Industries, Inc., (the “Borrower”), NIL Funding Corporation (the “Lender”), IQinVision, Inc., (“IQin”), TeleSite U.S.A., Inc., (“TeleSite”), Vicon Industries Limited (“Vicon Industries”), and Vicon Systems Ltd., (“Vicon Systems” and collectively with IQin, TeleSite, and Vicon Industries, the “Guarantors”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender executed that certain Term Loan Agreement, dated as of September 21, 2018 (the “Loan Agreement”) pursuant to which Lender agreed to loan to Borrower Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00) in accordance with the terms set forth therein (the “Loan”);

WHEREAS, the Borrower executed that certain Promissory Note [Facility A], dated as of September 21, 2018, in the original principal amount of One Million Seven Hundred Ninety-Six Thousand and No/100 Dollars ($1,796,000.00) in favor of Lender (the “Facility A Note”);

WHEREAS, the Borrower executed that certain Promissory Note [Facility B], dated as of September 21, 2018, in the original principal amount of Three Million Eight Hundred Four Thousand and No/100 Dollars ($3,804,000.00) in favor of Lender (the “Facility B Note”);

WHEREAS, the Guarantors each executed a Continuing Guaranty, dated as of September 21, 2018 (collectively, the “Guaranty Agreements”), pursuant to which the Guarantors jointly and severally guaranteed all obligations of the Borrower to the Lender;

WHEREAS, the Borrower, Lender, and Citibank, N.A. executed those three (3) certain Deposit Account Control Agreements, dated as September 28, 2018 (collectively, the “DACAs”);

WHEREAS, the Guarantors each executed a Security Agreement, dated as of September 21, 2018 (collectively, the “Security Agreements,” and collectively with the Loan Agreement, Facility A Note, Facility B Note, Guaranty Agreements, the DACAs, and all other documents executed in connection with the foregoing, the “Loan Documents”), pursuant to which the Guarantors each granted security interests in the collateral more particularly described therein to Lender; and

WHEREAS, Borrower, Lender, and Guarantors now desire to modify and amend certain terms of the Loan Documents as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Loan Documents.

2. The Loan Documents are hereby amended as follows:

a.	The Maturity Date of the Facility A Note is extended to March 30, 2022, but all other terms of the Facility A Note, including monthly payment terms, shall remain the same.

b.	The Maturity Date of the Facility B Note is extended to March 30, 2022, but all other terms of the Facility B Note, including monthly payment terms, shall remain the same.

c.	Section 4.3(a) of the Loan Agreement is hereby amended and restated with the following:

(a) not later than thirty (30) days after the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet, income statement and statement of cash flows and sources together with a certificate, executed by the President or Chief Financial Officer of Borrower, that lists and describes in any detail that Lender may require in Lender’s sole and absolute discretion, any related party transactions that involve the Borrower or any of its parents or subsidiaries, including, without limitation, any transactions with Cemtrex, Inc. (“Cemtrex”) or any affiliate or subsidiary of Cemtrex, that occurred in the previous calendar month;

d.	The borrowing base certificate attached as Exhibit A to the Loan Agreement is hereby replaced with the borrowing base certificate attached as Exhibit A to this Amendment.

e.	Section 4.9 of the Loan Agreement is hereby amended and restated with the following:

SECTION 4.9. BORROWER INVENTORY AND LIQUIDITY COVENANT. Borrower shall cause, as of the end of each month hereafter, the sum of (i) the Qualified Inventory, valued at the lower of cost or market value, plus (ii) Unencumbered Liquid Assets, valued at the fair market thereof, to be not less than Four Million Eight Hundred Seventy Five Thousand and No/100 Dollars ($4,875,000.00). “Qualified Inventory” means finished goods inventory that are (1) subject to the first lien security interests in favor of Lender created by the Loan Documents, (2) held by Borrower for sale in the ordinary course of the Borrower’s business, (3) located at the Borrower’s facility at the address set forth herein or at other facilities the addresses of which have been provided to Lender, (4) free and clear of all liens and encumbrances in favor of any person other than the Lender, and (5) otherwise acceptable to the Lender in its sole discretion but excluding obsolete and damaged inventory, work in process, raw materials, inventory that fails to meet government standards, and inventory otherwise not saleable at market value. “Unencumbered Liquid Assets” shall mean the following assets owned by Borrower (excluding assets of any retirement plan established pursuant to the Internal Revenue Code, any employee pension plan or similar plan established pursuant to the provisions of Section 408 the Internal Revenue Code, or any other retirement plan or arrangement established pursuant to any other federal or state statute) which (i) are not the subject of any lien, mortgage, encumbrance, security interest, pledge, conditional sale, set-off right, title retention arrangement, or any other arrangement with any creditor (other than any set-off or similar rights afforded to the financial institution with whom such assets are maintained, so long as the Borrower has no funded indebtedness with such financial institution) to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the Borrower, and (ii) may be converted to cash by sale or other means within five (5) business days:

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(a) Cash;

(b) Demand deposits or interest-bearing time deposits, certificates of deposit or similar banking arrangements held in the United States where either (i) such deposits or other arrangements are held with banks or other financial institutions which have capital and surplus of not less than $100,000,000 or (ii) such deposits are fully FDIC-insured;

(c) Direct obligations of the United States of America in the form of United States Treasury obligations or any governmental agency or instrumentality, whose obligations constitute full faith and credit obligations of the United States of America and which are regularly traded on a public market or exchange;

(d) Bonds and other fixed income instruments (including tax-exempt bonds) from companies or public entities rated investment grade by one of the major rating agencies, and mutual funds that invest substantially all of their assets in such bonds and other fixed income instruments, either owned directly by the Borrower or managed on the Borrower’s behalf by (i) any nationally recognized investment advisor or (ii) any investment advisor who or which has assets under management in excess of $250,000,000;

(e) Any common or preferred stock which is traded on a U.S. national stock exchange or included in the National Market tier of NASDAQ and which (x) is issued by a company with a market capitalization, as of the close of the most recent trading day, of at least $500,000,000, (y) has, as of the close of the most recent trading day, a per share price of at least $10, and (z) is not subject to any restriction or limitation by applicable laws or agreements governing the sale, transfer or other disposition thereof in the public market;

(f) Mutual funds or money market funds (but excluding “hedge funds”) that invest substantially all of their assets in instruments described above in (a), (b), (c), (d), and/or (e) above and which are quoted in either the Wall Street Journal or Barron’s; and

(g) Fifty Percent (50%) of Borrower’s eligible accounts receivable (as that term is defined in Section 1.1(b) of the Loan Agreement) that are less than sixty (60) days old.

f.	On the date hereof, Borrower shall deliver to Lender all source code, object code, script, html files, and all supporting files and documents related to all versions of the current software, including all associated with peripherals, storage devices, endpoints, and similar remote, network devices related to the most recent version of Valerus Video Management Software (“Valerus”) and the most recent version of ViconNet Video Management Software (“ViconNet”), which the Lender shall hold in escrow. Further, in the event there are any publicly available updates of any kind related to any of the foregoing, such updates shall be promptly delivered to Lender on a semiannual basis, with a description thereof, and Lender shall hold such in escrow. In the event Borrower or any of its subsidiaries develops any other software, regardless of whether it is similar to Valerus or ViconNet, Borrower shall promptly deliver to Lender all of the foregoing items related to such software, as well as all modifications and updates thereto on an annual basis. Lender shall hold all of the foregoing in escrow, and Borrower shall grant Lender a security interest in the same, in form and substance satisfactory to Lender in Lender’s sole discretion. Any source code, object code, script, html files, and all supporting files and documents related to all versions of the current software delivered to Lender shall be kept in strict confidence.

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g.	On or before March 3, 2021, Borrower shall pay to Lender an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) principal payment (the “Additional Principal Payment”). Failure to make the Second Principal Payment by March 3, 2021, shall be an automatic Event of Default. Upon Lender’s receipt of the Additional Principal Payment, the first sentence of Section 4.9 of the Loan Agreement shall be automatically amended and restated with the following:

Borrower shall cause, as of the end of each month hereafter, the sum of (i) the Qualified Inventory, valued at the lower of cost or market value, plus (ii) Unencumbered Liquid Assets, valued at the fair market thereof, to be not less than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00).

h.	Section 5.11 of the Loan Agreement is hereby added and provides:

SECTION 5.11 RELATED PARTY TRANSACTIONS. Directly or indirectly, make any loan or advance to, purchase, assume or guarantee any note to or from any of its officers, directors, shareholders or affiliates, including, but not limited to Cemtrex, or to or from any member of the immediate family of any of its officers, directors, shareholders or affiliates, including, but not limited to, Cemtrex, or contract any operations to any officer, director, affiliate, including, but not limited to, Cemtrex, or shareholder, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms which are fully disclosed to the Lender; or enter into, or be a party of, any transaction with any officer, director, affiliate, including, but not limited to Cemtrex, or shareholder of the Borrower, except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms which are fully disclosed to the Lender and are no less favorable to the Borrower than would obtain in a comparable arm’s length transaction with a person not an officer, director, affiliate or shareholder of the Borrower.

3. Each of the existing Loan Documents is hereby further amended to provide that each reference to any one or more of the Loan Documents is deemed to refer to such documents as modified by this Amendment. In addition, this Amendment shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

4. Except as specifically amended herein, all terms and conditions of the Loan Documents shall remain in full force and effect, without waiver or modification.

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5. Lender agrees to waive all Events of Default (as defined in the Loan Documents) directly related to the Borrowing Base Certificate that was delivered by Borrower to Lender on February 19, 2020 (the “February 2020 Borrowing Base Default”). For clarification and avoidance of doubt, Lender does not waive any other Event of Default that may exist on the date hereof or in the future. Borrower and Guarantors each hereby remake all of their respective representations and warranties contained in the Loan Documents and reaffirm all respective covenants set forth therein. Borrower and Guarantors each further certify that as of the date of this Amendment, with the exception of the February 2020 Borrowing Base Default, there exists no Event of Default, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. As a further inducement to the Lender to enter into this Amendment, Borrower and each Guarantor further represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lender has relied):

(a) There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, any Guarantor, or any other person or entity with respect to this Amendment, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loan, as the case may be.

(b) The Borrower and Guarantors each has the right and power and has obtained all authorizations necessary to execute and deliver this Amendment and all documents required to be delivered in connection herewith and to perform its respective obligations hereunder and under the Loan Documents in accordance with their respective terms. This Amendment and all documents required to be delivered in connection herewith has been duly executed and delivered by duly authorized officers, managers, partners, trustee(s), or directors (as applicable) of the Borrower and Guarantors and is a legal, valid and binding obligation of the Borrower and/or Guarantors (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(c) There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting Borrower or Guarantors or any transaction contemplated hereby or by the Loan Documents, or the ability of Borrower or Guarantors to perform their respective obligations under this Amendment or the other Loan Documents as modified and amended hereby.

(d) Each of the Borrower and Guarantors is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower and Guarantor, as applicable, this Amendment and all documents required to be delivered in connection herewith.

(e) The amendments to the Loan Documents set forth in this Amendment are not intended as and do not constitute novations of any of the obligations reflected in the Loan Documents.

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6. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a) a counterpart of this Amendment duly executed by the Borrower and Guarantors;

(b) payment by Borrower of Twenty Thousand and No/100 Dollars ($20,000.00) to reimburse Lender for fees incurred in connection with this Amendment;

(c) payment by Borrower of Five Hundred Thousand and No/100 Dollars ($500,000.00), which amount shall be credited towards the outstanding principal balance of the Loan;

(d) a current Certificate of Existence/Good Standing for the Borrower and Guarantors issued by the jurisdiction in which such entity is organized;

(e) original counterparts of resolutions from the Borrower and Guarantors authorizing the execution and delivery of this Amendment;

(f) an opinion of counsel to Borrower and Guarantors in form and content reasonably satisfactory to Lender and its counsel;

(g) the items described in Section 2f of the Amendment; and

(h) such other documents, instruments and agreements as the Lender may reasonably request.

7. The failure of the Borrower or Guarantors to perform any of their respective obligations under this Amendment or the falsity of any representation or warranty made herein shall, at the option of the Lender, constitute an Event of Default the Loan Documents.

8. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. In the event no party makes demand for arbitration pursuant to Section 7.11 of the Loan Agreement, any legal suit, action or proceeding arising out of or relating to this Amendment, the Loan Agreement, any of the Loan Documents, the transactions contemplated hereby or thereby shall be instituted in the Federal Courts of the United States of America or the State Courts of the State of South Carolina and County of Charleston, and the Borrower and Guarantors irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Borrower and Guarantors irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Lender.

10. Except as expressly herein amended, the terms and conditions of the Loan Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this Amendment or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower and Guarantors will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Amendment, and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Lender.

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11. The Borrower hereby agrees that all fees, expenses and costs incurred by the Lender (including, without limitation, fees, expenses and costs of Lender’s counsel) in negotiating, preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Loan Agreement.

12. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

13. In consideration of the modifications set forth in this Amendment, Borrower and Guarantors each releases and holds harmless the Lender and its officers, employees, agents, affiliates, parent companies, and subsidiaries from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the transactions contemplated by the Loan Documents, the administration thereof or any business communications and dealings among Borrower, and/or Guarantors and the Lender concerning the Loan through the date of execution hereof.

14. The Guarantors, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each hereby consent to and join in this Amendment and hereby declare to and agree with the Lender that: (a) the Guaranty Agreements and Security Agreements entered into by the Guarantors, are and shall continue in full force and effect for the benefit of Lender with respect to the obligations guaranteed and secured thereby, as amended by this Agreement, (b) there are no offsets, claims, counterclaims, cross-claims or defenses of the Guarantors with respect to such Guaranty Agreements or Security Agreements nor, with respect to the obligations guaranteed and secured thereby, (c) that the Guaranty Agreements and Security Agreements are not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and (d) such Guaranty Agreements and Security Agreements, as amended by this Agreement, are hereby ratified and confirmed in all respects. Guarantors each acknowledge that without this consent and reaffirmation, the Lender would not execute this Agreement or otherwise consent to its terms.

15. This Amendment shall, upon satisfaction of the items set forth in Section 6 above, be effective as of the date set forth above. Thereafter, this Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, each of the other parties to the Loan Documents and each of their respective successors and assigns.

(SIGNATURE PAGE(S) ATTACHED)

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IN WITNESS WHEREOF, Borrower and Lender have set their respective hands and seals as of March 4, 2020.

BORROWER:

Vicon Industries, Inc.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

GUARANTORS:

IQinVision, Inc.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

TeleSite U.S.A., Inc.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

Vicon Industries Limited

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

Vicon Systems Ltd.

By:	/s/ Saagar Govil
Name:	Saagar Govil
Title:	CEO

LENDER:

NIL Funding Corporation

By:	/s/ Michael Bender
Name:	Michael Bender
Title:	Secretary

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